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                     MORGAN STANLEY INSTITUTIONAL FUND, INC.

                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                           ASIAN REAL ESTATE PORTFOLIO
                         EUROPEAN REAL ESTATE PORTFOLIO

          SUPPLEMENT (the "Supplement") TO INVESTMENT ADVISORY AGREEMENT dated as of May 1, 1997 by and between Morgan Stanley Institutional Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (the "Adviser") (the "Agreement").

                                    RECITALS

          WHEREAS, the Fund has executed and delivered the Agreement which sets forth the rights and obligations of the parties with respect to the management of the portfolios of the Fund.

          WHEREAS, the Fund has created two additional portfolios: Asian Real Estate and European Real Estate Portfolios (the "Additional Portfolios").

                                   AGREEMENTS

          Now, therefore, the parties agree as follows:

          As provided in Section 1 of the Agreement, the Fund hereby appoints the Adviser to act as investment adviser to the Additional Portfolios.

          The compensation of the Adviser as set forth in Paragraph 3 of the Agreement with respect to the Additional Portfolios will be as set forth below:

          Portfolio                          Percentage Rate
          ---------                          ---------------

          Asian Real Estate Portfolio                  0.80%
          European Real Estate Portfolio               0.80%

          This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          The parties listed below have executed this Supplement as of the 20th day of June, 1997.

MORGAN STANLEY ASSET                         MORGAN STANLEY INSTITUTIONAL
MANAGEMENT INC.                              FUND, INC.


/s/ Harold J. Schaaff, Jr.                   /s/ Michael F. Klein
-----------------------------------          -------------------------------
Name: Harold J. Schaaff, Jr.                 Name: Michael F. Klein
Title: Principal, General Counsel and        Title:  President
       Secretary